EXHIBIT 10.4.14.2

AMENDMENT NO. 1 TO THE

CALPINE CORPORATION

2008 DIRECTOR INCENTIVE PLAN

WHEREAS, Calpine Corporation (the “Company”) maintains the Calpine Corporation 2008 Director Incentive Plan (the “Plan”), which became effective as of January 31, 2008; and

WHEREAS, Section 11(a) of the Plan permits the Board of Directors of the Company from time to time to amend the Plan, in whole or in part; and

WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Plan is amended as follows:

1. Section 7(b) of the Plan is hereby amended in its entirety to read as follows:

7. AWARD AGREEMENT.

(b) All Restricted Stock and Restricted Stock Units awarded under the Plan shall vest on the first anniversary date of the applicable Grant Date, unless the Board determines that such vesting shall occur on a later date (the “Restricted Period”). Except as provided in Section 12(c) with respect to Restricted Stock Units and notwithstanding anything herein to the contrary (except Section 12(c)), all Awards granted hereunder shall become fully vested upon an Outside Director’s Disability (as defined in Section 17), an Outside Director’s death, or upon the occurrence of a Change in Control (as defined in Section 16).

2. Section 12(c) of the Plan is hereby amended in its entirety to read as follows:

12. GENERAL PROVISIONS.

(c)     Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that an Outside Director is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the payment of such Award upon a separation from service will be made on the first day of the seventh month after the date the Outside Director separates from service with the Board. Notwithstanding any other provision contained herein, terms such as “termination of service” and “separation from service” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof. With respect to the vesting of Restricted Stock Units as set forth in Section 7(e) upon an Outside Director’s Disability or upon the occurrence of a Change in Control, (i) vesting upon an Outside Director’s Disability shall only occur if such Disability constitutes a “disability” as defined in Treasury Regulation

§ 1.409A-3(i)(4) and; (ii) vesting upon the occurrence of a Change in Control shall only occur if such Change in Control constitutes a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5).

IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of November 18, 2008.

CALPINE CORPORATION

By:	/s/ W. THADDEUS MILLER
W. Thaddeus Miller
Executive Vice President and Chief Legal Officer